================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) APRIL 25, 2002

                        OCCIDENTAL PETROLEUM CORPORATION
             (Exact name of registrant as specified in its charter)


            DELAWARE                      1-9210               95-4035997
  (State or other jurisdiction         (Commission          (I.R.S. Employer
        of incorporation)              File Number)        Identification No.)


               10889 WILSHIRE BOULEVARD
               LOS ANGELES, CALIFORNIA                           90024
       (Address of principal executive offices)                (ZIP code)


               Registrant's telephone number, including area code:
                                 (310) 208-8800


================================================================================

Item 5.  Other Events and Regulation FD Disclosure
------   -----------------------------------------

     On April 25, 2002, Occidental Petroleum Corporation announced earnings before special items including changes in accounting principles for the first quarter 2002 were $129 million ($0.34 per share), compared with $510 million ($1.38 per share) for the first quarter of 2001 and $35 million ($0.09 per share) for the fourth quarter of 2001.

     In announcing the results, Dr. Ray R. Irani, chairman and chief executive officer, said, "Oxy's first quarter oil and gas earnings were nearly 85 percent higher than the fourth quarter 2001 due to higher oil prices and volumes. Oil and gas production of 525,000 barrels of oil equivalent per day was 9 percent higher than our fourth quarter production. Earnings from our chloro-vinyls chemical business were relatively flat with the fourth quarter, but we see encouraging signs of improvement in the months ahead in the form of rising demand and prices and better margins. The key to a strong recovery in chemicals is the continued strengthening of the economy. Our loss in chemicals before special items was due to our Equistar petrochemical joint venture. The expected third quarter closing of the sale of our Equistar interest to Lyondell will substantially reduce our future exposure to petrochemicals."

     Net income for the first quarter of 2002 was $25 million ($0.07 per share), compared with $484 million ($1.31 per share) for first quarter of 2001.

     Changes in accounting principles relating to goodwill impairment in the chemicals segment resulted in an after-tax charge of $95 million, reducing earnings by $0.25 per share. There is no remaining goodwill on the balance sheet. In addition, the chemicals segment took a $14 million pre-tax charge for severance expense which, after-taxes, reduced earnings by $0.02 per share.

                                   OIL AND GAS
                                   -----------

     Oil and gas segment earnings were $306 million for the first quarter 2002, compared with $946 million for the same period in 2001. Lower prices for worldwide crude oil and domestic natural gas accounted for approximately $670 million of the decline in earnings, partially offset by higher crude oil volumes. Production volumes were 525,000 barrels of oil equivalent in the first quarter of 2002 compared with 478,000 in the first quarter of 2001.

                                    CHEMICALS
                                    ---------

     Chemical segment results before special items were a loss of $21 million for the first quarter 2002, compared with a loss of $53 million for the first quarter 2001. The improvement in results reflects lower energy and feedstock costs, partially offset by lower sales prices for caustic, chlorine and PVC and higher Equistar petrochemical joint venture losses.

     Chemical segment results for the first quarter 2002 were a loss of $35 million, compared with a loss of $79 million for the first quarter 2001. The first quarter 2002 results included a $14 million pre-tax expense for employee severance. The first quarter 2001 results included $26 million pre-tax expense for employee severance, plant write-down costs and plant shut-down costs.

Statements in this presentation that contain words such as "will" or "expect", or otherwise relate to the future, are forward-looking and involve risks and uncertainties that could significantly affect expected results. Factors that could cause results to differ materially include, but are not limited to, not successfully completing (or any material delay in) any expansion, capital expenditure, acquisition, or disposition. Occidental disclaims any obligation to update any forward-looking statements.

SUMMARY OF SEGMENT NET SALES AND EARNINGS
(Millions, except per-share amounts)

                                                          First Quarter
                                                     ------------------
Periods ended March 31                                   2002        2001
============================================         ========    ========
SEGMENT NET SALES
   Oil and gas                                       $  1,937    $  3,612
   Chemical                                               588         863
                                                     --------    --------
   Net sales                                         $  2,525    $  4,475
============================================         ========    ========

SEGMENT EARNINGS (LOSSES)
   Oil and gas                                       $    306    $    946
   Chemical                                               (35)        (79)
                                                     --------    --------
                                                          271         867
UNALLOCATED CORPORATE ITEMS
   Interest expense, net (a)                              (56)        (76)
   Income taxes (b)                                       (43)       (175)
   Trust preferred distributions & other                  (11)        (16)
   Other (c)                                              (41)        (89)
                                                     --------    --------

INCOME BEFORE EXTRAORDINARY ITEMS AND EFFECT
   OF CHANGES IN ACCOUNTING PRINCIPLES                    120         511
   Extraordinary loss, net                                 --          (3)
   Cumulative effect of changes in accounting
      principles, net (d)                                 (95)        (24)
                                                     --------    --------
NET INCOME                                           $     25    $    484
                                                     ========    ========

BASIC EARNINGS PER COMMON SHARE
   Income before extraordinary items and
     effect of changes in accounting principles      $   0.32    $   1.38
   Extraordinary loss, net                                 --       (0.01)
   Cumulative effect of changes
     in accounting principles, net                      (0.25)      (0.06)
                                                     --------    --------
                                                     $   0.07    $   1.31
                                                     ========    ========
DILUTED EARNINGS PER COMMON SHARE
   Income before extraordinary items and
     effect of changes in accounting principles      $   0.32    $   1.37
   Extraordinary loss, net                                 --       (0.01)
   Cumulative effect of changes
     in accounting principles, net                      (0.25)      (0.06)
                                                     --------    --------
                                                     $   0.07    $   1.30
                                                     ========    ========

WEIGHTED AVERAGE BASIC COMMON SHARES
   OUTSTANDING                                          374.5       370.2
============================================         ========    ========

See footnotes on following page.

(a) Includes interest income on notes receivable from Occidental Permian partners of $14 million and $33 million for the first quarters of 2002 and 2001, respectively.
(b) Includes an offset for credits in lieu of U.S. federal income taxes allocated to the divisions. Divisional earnings have benefited from credits allocated by $1 million and $4 million at oil and gas and chemical, respectively, in both the first quarters of 2002 and 2001.
(c) Includes preferred distributions to the Occidental Permian partners of $15 million and $34 million for the first quarters of 2002 and 2001, respectively. This is essentially offset by the interest income discussed in (a) above. The first quarter 2001 includes a $49 million environmental remediation accrual.
(d) Effective January 1, 2002, Occidental implemented SFAS No. 142 - "Goodwill and Other Intangible Assets." Adoption of this new accounting standard resulted in a cumulative after-tax reduction in net income of $95 million. Effective January 1, 2001, Occidental implemented SFAS 133, "Accounting for Derivative Instruments and Hedging Activities," as amended. Adoption of this new standard resulted in a cumulative after-tax reduction in net income of $24 million.

SUMMARY OF OPERATING STATISTICS

                                                            First Quarter
                                                     --------------------
Periods ended March 31                                   2002        2001
============================================         ========    ========
NET OIL, GAS AND LIQUIDS
   PRODUCTION PER DAY

United States
  Liquids (MBBL)
    California                                             90          73
    Permian                                               140         134
    Other                                                   3          --
                                                     --------    --------
      Total                                               233         207

  Natural Gas (MMCF)
     California                                           305         317
     Hugoton                                              157         167
     Permian                                              129         148
                                                     --------    --------
       Total                                              591         632

Latin America
  Crude oil & condensate (MBBL)
    Colombia                                               31          21
    Ecuador                                                13          13
                                                     --------    --------
      Total                                                44          34

Eastern Hemisphere
  Crude oil and condensate (MBBL)
    Oman                                                   17          11
    Pakistan                                                8           6
    Qatar                                                  44          42
    Russia                                                 25          28
    Yemen                                                  47          36
                                                     --------    --------
      Total                                               141         123

  Natural Gas (MMCF)
    Pakistan                                               50          49

Barrels of Oil Equivalent (MBOE)                          525         478


CAPITAL EXPENDITURES (millions)                      $    274    $    238
                                                     ========    ========

DEPRECIATION, DEPLETION AND
 AMORTIZATION OF ASSETS (millions)                   $    261    $    245
============================================         ========    ========

Item 9.  Regulation FD Disclosure
------   ------------------------

        Text of Speech by Stephen I. Chazen, Chief Financial Officer and
        ----------------------------------------------------------------
                Executive Vice President - Corporate Development
                ------------------------------------------------

                        Occidental Petroleum Corporation

                                 STEPHEN CHAZEN
                           Chief Financial Officer and
                Executive Vice President - Corporate Development

                               - Conference Call -
                    First Quarter 2002 Earnings Announcement

                                 April 25, 2002
                             Los Angeles, California

     Good morning, and thank you for joining us.

     Those of you who haven't received a copy of the press release announcing our first quarter earnings, along with the Investor Relations Supplemental Schedules, can find them on our website oxy.com or through the SEC's EDGAR system.

     Our first quarter income before special items and changes in accounting principles, was $129 million, or $0.34 per share - compared to $35 million, or $0.09 per share, we earned in the fourth quarter of 2001. The change was primarily due to the following factors:

o Oil and natural gas production increased from 482,000 BOE per day to 525,000 barrels - an increase of 9 percent.

o The average price for West Texas Intermediate crude oil increased from $20.43 per barrel to $21.64 - an increase of 6-percent.

o Chemical earnings before special items went from negative $4 million to negative $21 million.

o Interest expense, including distributions on trust preferred securities, decreased from $86 million to $82 million - for a decline of 5-percent.

     Changes in accounting principles relating to goodwill impairment in our chemicals segment resulted in an after-tax charge of $95 million, reducing earnings by $0.25 per share. We have no remaining goodwill on our balance sheet.

     In addition, our chemicals segment took a $14 million pre-tax charge for severance expense which, after-taxes, reduced earnings by $0.02 per share. Therefore, our net income for the quarter was $25 million, or $.07 per share, compared with last year's fourth quarter loss of $247 million, or $.66 per share.

     Oil and gas segment earnings for the quarter were $306 million compared with $166 million in the fourth quarter. Exploration expense was $27 million compared to $54 million in the fourth quarter.

     The most significant change in the oil and gas results from the fourth to the first quarter was the increase in production and prices. The rise in production from 482,000 to 525,000 BOE per day was due to four factors.

     First, production from Yemen averaged 47,000 barrels per day compared to 32,000 in the fourth quarter. Because of the cost recovery mechanisms in our Yemen production-sharing contracts, we typically see adjustments in the first quarter.

     Second, our production from Colombia averaged 31,000 barrels per day compared to 17,000 in the fourth quarter due to less downtime on the Cano Limon pipeline.

     Third, California liquids production is 8,000 barrels per day higher than the fourth quarter primarily due to the continued success of our Elk Hills development program - including success in drilling and acidizing the lower shales.

     And finally, we caught up on a fourth quarter under-lift in Oman that increased first quarter production to 17,000 barrels per day compared to 14,000 barrels in the fourth quarter.

     We expect second quarter production to be approximately 495,000 BOE per day.

     Our sensitivity to changes in oil and gas prices is similar to prior quarters. The average WTI price in the first quarter was $21.64 per barrel and our average price realization for natural gas was $2.38 per thousand cubic feet. A swing of 25-cents per million BTUs in NYMEX gas prices impacts our quarterly oil and gas segment earnings by $13.5 million while a $1.00 per barrel change in oil prices has a quarterly impact of $28 million.

     The downward pressure on chemicals that depressed fourth quarter results continued into the first quarter. Chemical earnings before special items were a loss of $21 million compared to a loss of $4 million in the fourth quarter. The fourth and first quarters are typically sluggish quarters for the commodity chemicals business due to seasonal factors.

     Our core chemical operations had earnings before special items of $15 million for the quarter, but these results were more than offset by $36 million from our share of Equistar losses. Since the Equistar transactions will not close until the third quarter, the depressed state of the petrochemicals business will continue to negatively impact our results during the second quarter.

     As our chairman will discuss with you shortly, there are encouraging signs of improvement in our core cholovinyls and chloralkali businesses.

     Cash flow from operations for the quarter was approximately $200 million. Our debt-to-capitalization ratio remains at 46 percent.

     Capital spending for the quarter was $274 million, with total spending for the year expected to be $1.1 billion - with oil and gas accounting for approximately $1 billion.

     Finally, we expect interest and exploration expense to remain flat from the first through the second quarters.

     Now I'd like to turn the conference call over to Dr. Ray Irani, Chairman and CEO.


    Text of Speech by Dr. Ray R. Irani, Chairman and Chief Executive Officer
    ------------------------------------------------------------------------

                        Occidental Petroleum Corporation

                                DR. RAY R. IRANI
                      Chairman and Chief Executive Officer

                               - Conference Call -
                    First Quarter 2002 Earnings Announcement

                                 April 25, 2002
                             Los Angeles, California

     Thank you, Steve.

     There are several items I want to cover this morning - beginning with the outlook for our chemical operations where we see encouraging signs of recovery.

     We entered 2002 on the heels of the worst year in two decades for the chlorovinyls and chloralkali businesses, but we're now looking at the beginning of a modest recovery - with PVC leading the way. PVC demand and price increases are being driven by improved economic conditions and re-stocking of inventories that have also led to a surge in demand for the key intermediates - ethylene dichloride and vinyl chloride monomer. Margins for these products have increased
- with additional price increases likely if this trend continues.

     It's also important to note that due to seasonal factors, the first quarter is generally the weakest quarter and is typically followed by a stronger second quarter due to a seasonal upturn in demand.

     Overall, we expect 2002 to be a period of gradual recovery for our base chemical business - with significant improvement in 2003.

     Let's shift now to oil and gas. We recently completed a comparative study of finding and development costs using data reported in SEC 10-K filings for 1999 through 2001. For 2001, Occidental's F&D costs of $4.54 per BOE excluding purchases, and $4.80 including purchases, are the second lowest among our industry competitors. For the three year period 1999 through 2001, average annual F&D costs of $3.84 excluding purchases, and $3.90 including purchases, also are the second lowest among our industry peers. These results show that we're succeeding in keeping our F&D costs low whether we're adding proven reserves through exploration, enhanced oil recovery projects or acquisitions.

     The Government of Pakistan is moving forward with its privatization initiative in the energy sector and we're pleased to be able to participate in that initiative. Occidental has been active in Pakistan for nearly 40 years and post September 11 events have had no impact on our investment interests.

     Occidental and BP are awaiting final word on our joint bid for the Government's interests in Badin-1 and Badin-2R. Gross production from these blocks currently account for 50 percent of Pakistan's oil production and 7 percent of its gas production.

     The Government has a 40 percent interest in Badin-1 and a 25 percent interest Badin-2R. Occidental and BP each currently have a 30 percent interest in Badin-1 and a 25.5 percent interest in the much smaller Badin-2R. We expect to learn the Government's decision within a few days.

     Occidental's first quarter production in Pakistan averaged approximately 16,000 BOE per day - and if our bid is accepted it will result in net incremental production to Occidental of an additional 8,300 barrels per day.

     Today, I'm announcing the successful testing of our first deep gas well in California. Last week the 18,000 foot deep Thunderball well, which was drilled on property adjacent to Elk Hills, achieved a flow rate of 14 million cubic feet per day with a choke of 18/64th inch at a flowing tubing pressure of approximately 9,000 pounds per square inch. The well has been shut in and development plans are moving forward to bring the well on production. Occidental has a 100 percent working interest in the well.

     Thank you - and we're now ready to answer questions.


--------------------------------------------------------------------------------

     Statements in this presentation that contain words such as "will" or "expect", or otherwise relate to the future, are forward-looking and involve risks and uncertainties that could significantly affect expected results. Factors that could cause results to differ materially include, but are not limited to: global commodity pricing fluctuations, and supply/demand considerations, for oil, gas and chemicals; higher-than-expected costs; and not successfully completing (or any material delay in) any expansion, capital expenditure, acquisition, or disposition. Occidental disclaims any obligation to update any forward-looking statements.

--------------------------------------------------------------------------------

                       Supplemental Investor Information
                       ---------------------------------

Investor Relations Supplemental Schedules

[OXY LOGO]


                              OCCIDENTAL PETROLEUM
                               2002 First Quarter
                                Net Income (Loss)
                                  ($ millions)

                                                                                                               EARNINGS
                                               REPORTED                                                         BEFORE
                                                INCOME        ADJUSTMENTS                                    SPECIAL ITEMS
                                              ----------     -------------                                  ---------------
Oil & Gas                                     $      306     $          --                                  $           306

Chemical                                             (35)               14     Severance                                (21)

Corporate
    Interest                                         (70)                                                               (70)
    Trust Pfd Distributions & Other                  (12)                                                               (12)
    Other                                            (26)                                                               (26)
    Taxes                                            (43)               (5)    Tax effect of adjustments                (48)
                                              ----------     -------------                                  ---------------

Income before cumulative effect of changes           120                 9                                              129
  in accounting principles
Cumulative effect of changes in accounting           (95)               95     Goodwill impairment                       --
  principles, net
                                              ----------     -------------                                  ---------------
NET INCOME                                    $       25     $         104                                  $           129
                                              ==========     =============                                  ===============

BASIC EARNINGS PER SHARE
Income before cumulative effect of changes    $     0.32                                                    $          0.34
  in accounting principles
Cumulative effect of changes in accounting         (0.25)                                                                --
  principles
                                              ----------                                                    ---------------
NET INCOME                                    $     0.07                                                    $          0.34
                                              ==========                                                    ===============

Investor Relations Supplemental Schedules

[OXY LOGO]


                              OCCIDENTAL PETROLEUM
                               2001 First Quarter
                                Net Income (Loss)
                                  ($ millions)

                                                                                                                       EARNINGS
                                                 REPORTED                                                               BEFORE
                                                  INCOME       ADJUSTMENTS                                           SPECIAL ITEMS
                                                ----------    -------------                                         ---------------
Oil & Gas                                       $      946    $          --                                         $           946

Chemical                                               (79)              26    Severance & plant shut down costs                (53)

Corporate
    Interest - Permian Non-recourse debt               (33)                                                                     (33)
    Interest - all others                              (76)                                                                     (76)
    Trust Pfd Distributions & Other                    (17)                                                                     (17)
    Other                                              (55)              49    Environmental remediation                        (12)
                                                                         (6)   OIL insurance dividend
    Taxes                                             (175)             (70)   State tax reserve reversal                      (245)
                                                ----------    -------------                                         ---------------

Income before extraordinary loss and                   511               (1)                                                    510
  cumulative effect of changes in accounting
  principles
Extraordinary loss, net                                 (3)               3    Early debt defeasance                             --
Cumulative effect of changes in accounting             (24)              24    Derivative & hedge accounting                     --
  principles, net
                                                ----------    -------------                                         ---------------
NET INCOME                                      $      484    $          26                                         $           510
                                                ==========    =============                                         ===============

BASIC EARNINGS PER SHARE
Income before extraordinary loss and            $     1.38                                                          $          1.38
  cumulative effect of changes in accounting
  principles
Extraordinary loss, net                              (0.01)                                                                      --
Cumulative effect of changes in accounting           (0.06)                                                                      --
  principles, net
                                                ----------                                                          ---------------
NET INCOME                                      $     1.31                                                          $          1.38
                                                ==========                                                          ===============

Investor Relations Supplemental Schedules

[OXY LOGO]


                              OCCIDENTAL PETROLEUM
                      2002 First Quarter Net Income (Loss)
                           Reported Income Comparison

                                                      FIRST              FOURTH
                                                     QUARTER            QUARTER
                                                       2002               2001             B / (W)
                                                    ---------          ---------          ---------
Oil & Gas                                           $     306          $     166          $     140
Chemical                                                  (35)              (413)               378
Corporate
    Interest - Permian Non-recourse debt                   --                 (5)                 5
    Interest - all others                                 (70)               (68)                (2)
    Trust Pfd Distributions & Other                       (12)               (13)                 1
    Other                                                 (26)               (96)                70
    Taxes                                                 (43)               187               (230)
                                                    ---------          ---------          ---------
Income Before Extraordinary Loss                          120               (242)               362
  and Cumulative Effect of Changes in
  Accounting Principles, Net
Extraordinary Loss                                         --                 (5)                 5
Cumulative Effect of Changes in Accounting                (95)                --                (95)
  Principles, Net
                                                    ---------          ---------          ---------
Net Income                                          $      25          $    (247)         $     272
                                                    =========          =========          =========

Basic Earnings Per Share                            $    0.07          $   (0.66)         $    0.73
                                                    =========          =========          =========

Effective Tax Rate                                        24%                42%                18%
                                                    =========          =========          =========

================================================================================

                              OCCIDENTAL PETROLEUM
                      2002 First Quarter Net Income (Loss)
                     Income Before Special Items Comparison

                                                      FIRST              FOURTH
                                                     QUARTER            QUARTER
                                                       2002               2001             B / (W)
                                                    ---------          ---------          ---------
Oil & Gas                                           $     306          $     166          $     140
Chemical                                                  (21)                (4)               (17)
Corporate
    Interest - Permian Non-recourse debt                   --                 (5)                 5
    Interest - all others                                 (70)               (68)                (2)
    Trust Pfd Distributions & Other                       (12)               (13)                 1
    Other                                                 (26)               (36)                10
    Taxes                                                 (48)                (5)               (43)
                                                    ---------          ---------          ---------
Net Income                                          $     129          $      35          $      94
                                                    =========          =========          =========

Basic Earnings Per Share                            $    0.34          $    0.09          $    0.25
                                                    =========          =========          =========

Effective Tax Rate                                        25%                 0%               -25%
                                                    =========          =========          =========

Investor Relations Supplemental Schedules

[OXY LOGO]


                              OCCIDENTAL PETROLEUM
                                    Oil & Gas
             Segment Earnings Before Special Items Variance Analysis
                                  ($ millions)

2002 1st Quarter                                                $       306
2001 4th Quarter                                                        166
                                                                -----------
                                                                $       140
                                                                ===========


Price Variance                                                  $        63

Volume Variance                                                          32

Exploration Expense Variance                                             27

All Other                                                                18
                                                                -----------
                                   TOTAL VARIANCE               $       140
                                                                ===========

================================================================================

                              OCCIDENTAL PETROLEUM
                                    Chemical
              Segment Earnings Before Special Items Variance Analysis
                                  ($ millions)

2002 1st Quarter                                                $       (21)
2001 4th Quarter                                                         (4)
                                                                -----------
                                                                $       (17)
                                                                ===========


Sales Price                                                     $       (29)

Sales Volume/Mix                                                         (2)

Operations/Manufacturing                                                 18

All Other                                                                (4)
                                                                -----------
                                   TOTAL VARIANCE               $       (17)
                                                                ===========

Investor Relations Supplemental Schedules

[OXY LOGO]


                              OCCIDENTAL PETROLEUM
                      2002 First Quarter Net Income (Loss)
                           Reported Income Comparison

                                                    FIRST              FIRST
                                                   QUARTER            QUARTER
                                                     2002               2001             B / (W)
                                                  ---------          ---------          ---------
Oil & Gas                                         $     306          $     946          $    (640)
Chemical                                                (35)               (79)                44
Corporate
    Interest - Permian Non-recourse debt                 --                (33)                33
    Interest - all others                               (70)               (76)                 6
    Trust Pfd Distributions & Other                     (12)               (17)                 5
    Other                                               (26)               (55)                29
    Taxes                                               (43)              (175)               132
                                                  ---------          ---------          ---------
Income Before Extraordinary Loss and                    120                511               (391)
  Cumulative Effect of Changes in
  Accounting Principles
Extraordinary Loss, net                                  --                 (3)                 3
Cumulative Effect of Changes in                         (95)               (24)               (71)
  Accounting Principles, net
                                                  ---------          ---------          ---------
Net Income                                        $      25          $     484          $    (459)
                                                  =========          =========          =========

Basic Earnings Per Share                          $    0.07          $    1.31          $   (1.24)
                                                  =========          =========          =========

Effective Tax Rate                                      24%                25%                 1%
                                                  =========          =========          =========

================================================================================

                              OCCIDENTAL PETROLEUM
                      2002 First Quarter Net Income (Loss)
                     Income Before Special Items Comparison

                                                    FIRST              FIRST
                                                   QUARTER            QUARTER
                                                     2002               2001             B / (W)
                                                  ---------          ---------          ---------
Oil & Gas                                         $     306          $     946          $    (640)
Chemical                                                (21)               (53)                32
Corporate
    Interest - Permian non-recourse debt                 --                (33)                33
    Interest - all others                               (70)               (76)                 6
    Trust Pfd Distributions & Other                     (12)               (17)                 5
    Other                                               (26)               (12)               (14)
    Taxes                                               (48)              (245)               197
                                                  ---------          ---------          ---------
Net Income                                        $     129          $     510          $    (381)
                                                  =========          =========          =========

Basic Earnings Per Share                          $    0.34          $    1.38          $   (1.04)
                                                  =========          =========          =========

Effective Tax Rate                                      25%                32%                 7%
                                                  =========          =========          =========

Investor Relations Supplemental Schedules

[OXY LOGO]


                              OCCIDENTAL PETROLEUM
                                    Oil & Gas
             Segment Earnings Before Special Items Variance Analysis
                                  ($ Millions)

2002 1st Quarter                                                $       306
2001 1st Quarter                                                        946
                                                                -----------
                                                                $      (640)
                                                                ===========


Price Variance                                                  $      (672)

Volume Variance                                                          41

Exploration Expense Variance                                             (6)

All Other                                                                (3)
                                                                -----------
                                  TOTAL VARIANCE                $      (640)
                                                                ===========

================================================================================

                              OCCIDENTAL PETROLEUM
                                    Chemical
             Segment Earnings Before Special Items Variance Analysis
                                  ($ Millions)

2002 1st Quarter                                                $       (21)
2001 1st Quarter                                                        (53)
                                                                -----------
                                                                $        32
                                                                ===========


Sales Price                                                     $      (124)

Sales Volume/Mix                                                         (6)

Operations/Manufacturing                                                168   *

All Other                                                                (6)  **
                                                                -----------
                                  TOTAL VARIANCE                $        32
                                                                ===========

*  Lower energy and lower feedstock costs.
** Includes lower equity earnings offset by lower costs


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                         SUMMARY OF OPERATING STATISTICS
                         -------------------------------

                                              FIRST QUARTER
                                          ---------------------
                                            2002         2001
                                          --------     --------
NET PRODUCTION PER DAY:
  UNITED STATES
    CRUDE OIL AND LIQUIDS (MBL)
                      California                90           73
                         Permian               140          134
                           Other                 3           --
                                          --------     --------
                           TOTAL               233          207
    NATURAL GAS (MMCF)
                      California               305          317
                         Hugoton               157          167
                         Permian               129          148
                                          --------     --------
                           TOTAL               591          632
  LATIN AMERICA
    CRUDE OIL (MBL)
                        Colombia                31           21
                         Ecuador                13           13
                                          --------     --------
                           TOTAL                44           34
  EASTERN HEMISPHERE
    CRUDE OIL (MBL)
                            Oman                17           11
                        Pakistan                 8            6
                           Qatar                44           42
                          Russia                25           28
                           Yemen                47           36
                                          --------     --------
                           TOTAL               141          123
    NATURAL GAS (MMCF)
                        Pakistan                50           49

BARRELS OF OIL EQUIVALENT (MBOE)               525          478
--------------------------------          --------     --------


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[OXY LOGO]


                         SUMMARY OF OPERATING STATISTICS
                         -------------------------------

                                              FIRST QUARTER
                                          ---------------------
                                            2002         2001
                                          --------     --------

OIL & GAS:
     PRICES
     UNITED STATES
     Crude Oil ($/BBL)                       18.83        24.32
     Natural gas ($/MCF)                      2.38        10.01

     LATIN AMERICA
     Crude oil ($/BBL)                       18.22        22.69

     EASTERN HEMISPHERE
     Crude oil ($/BBL)                       18.47        22.04
     Natural Gas ($/MCF)                      2.51         2.20


                                              FIRST QUARTER
                                          ---------------------
                                            2002         2001
                                          --------     --------
EXPLORATION EXPENSE
   Domestic                               $     10     $     13
   Latin America                                 7            2
   Eastern Hemisphere                           10            6
                                          --------     --------
          TOTAL                           $     27     $     21
                                          ========     ========


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                              OCCIDENTAL PETROLEUM
                                    CHEMICALS
                                 Volume (M Tons)

                                            FIRST QUARTER
                                        ---------------------
MAJOR PRODUCTS                            2002         2001
                                        --------     --------
  Chlorine                                   701          705
  Caustic                                    574          669
  Ethylene Dichloride                        152          222
  PVC Resins *                             1,042        1,063

* Restated to include OxyVinyls plant production

                                    CHEMICALS
                                 Prices (Index)

                                            FIRST QUARTER
                                        ---------------------
MAJOR PRODUCTS                            2002         2001
                                        --------     --------
  Chlorine                                  0.50         0.92
  Caustic                                   0.95         1.31
  Ethylene Dichloride                       0.61         0.81
  PVC Resins                                0.54         0.72

CHLORINE
--------
OXYCHEM COMMENTARY
------------------
o Demand for chlorine improved steadily through the first quarter of 2002. Industry operating rates climbed from 77% in December to 84% in January and again to 88% in February. The total year 2002 is expected to be greater than 90% due to the increased demand and the idling of facilities such as the OxyVinyls Deer Park chlor-alkali plant and Pioneer's plant in Tacoma, WA.
o 1st quarter prices declined early in the first quarter as compared to the 4th quarter 2001. However, a rapid change in the supply/demand balance led to the announcement of price increases later in the quarter. The industry announced increases totaling $50/ton at the end of February.
o The supply of chlorine has become extremely tight since mid-to-late February. Several producers are operating at reduced rates due to their inability to sell and store caustic soda. A few modest capacity curtailments recently have added to the severity of the


                                       18
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[OXY LOGO]


     problem. While the announced curtailments represent only 4% of the total U.S. capacity, it actually represents 15% of the merchant market.

INFLUENCING FACTORS:
--------------------
We have seen improvement in markets related to the constructions sector. Further improvement depends on the recovery of the economy, particulary the sustained health of the vinyls market.

CAUSTIC
-------
OXYCHEM COMMENTARY
------------------
o Caustic soda demand in domestic and export markets remain weak, which is not unusual during the early phase of an economic recovery.
o Market prices continued to weaken in the 1st quarter. Spot prices declined by approximately $100 per ton (70%) between early January and late March 2002.

INFLUENCING FACTORS:
--------------------
Caustic soda demand is closely related to economic activity in the manufacturing sector but typically lags recovery of the chlorine market by several months. Chlorine demand has begun to recover, which has negatively influenced the supply/demand fundamentals for caustic soda due to its co-product nature.

EDC
---
OXYCHEM COMMENTARY
------------------
o Demand has improved through the first quarter as the Far Eastern PVC producers have been running hard to meet demand in China. Supply remains extremely tight worldwide.
o Pricing has steadily improved as a result of the tight supply/demand balance. Market prices in March were almost 7.5 cents per pound higher than in January. Further improvement is expected.

INFLUENCING FACTORS:
--------------------
EDC is in short supply, which is driving prices upward. Sustainability of long-term pricing depends upon the continued higher demand for PVC in Asia.

PVC/VCM
-------

OXYCHEM COMMENTARY
------------------
o PVC resin demand increased significantly in the 1st quarter due to domestic economic improvement, low beginning inventories and a strong export market.


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[OXY LOGO]


o OxyVinyls' PVC operating rates for the 1st quarter improved to 93%. Rates in the 2nd quarter are expected to remain at this level. The estimated industry average operating rate by the end of the quarter was 89%. This includes both the Borden Geismar and the former Borden Addis facilities, which were operating for most of the quarter but are currently idle. With both of these facilities down and excluded from the calculation, operating rates in the 2nd quarter for the industry are expected to be 94%.
o Domestic PVC resin prices increased $.02/lb in February and $.02/lb in March, halting 11 months of price erosion. Further increases of $0.02/lb have been announced for April and May respectively.
o Demand for VCM has steadily improved throughout the 1st quarter and is expected to be strong throughout the 2nd quarter. The domestic VCM market rebounded from the low levels seen in the 4th quarter, driven by higher PVC demand. Plant outages and operating problems at several U.S. VCM producers have exacerbated the supply issues and helped drive prices as the quarter progressed.
o Demand for VCM overseas is very strong to Asia, Europe and South America. The tightness in overseas markets is being driven by a shortage of chlorine and EDC in the Asian market as chlorine operating rates are curtailed due to low caustic prices. This trend is expected to continue throughout the 2nd quarter. There has also been a series of planned and unplanned VCM outages in other regions, most notably Asia and Europe, which have contributed to the shortage. Inventory levels are very low across the board.

INFLUENCING FACTORS:
--------------------
A tight VCM domestic market, strengthening export VCM and PVC markets, idled plants and very low VCM and PVC inventories will continue to drive improving performance.


                                       20
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[OXY LOGO]


                         SUMMARY OF OPERATING STATISTICS
                         -------------------------------

                                            FIRST QUARTER
                                        ---------------------
                                          2002         2001
                                        --------     --------
CAPITAL EXPENDITURES ($MM)
  Oil & Gas
    California                          $     64     $     59
    Permian                                   59           50
    Other - U.S.                              22           23
    Latin America                             13           21
    Eastern Hemisphere                        89           66
  Chemicals                                   15           18
  Corporate                                   12            1
                                        --------     --------
          TOTAL                         $    274     $    238
                                        ========     ========


DEPRECIATION, DEPLETION &
 AMORTIZATION OF ASSETS ($MM)
  Oil & Gas
    Domestic                            $    149     $    132
    Latin America                              9            6
    Eastern Hemisphere                        53           48
  Chemicals                                   48           49
  Corporate                                    2           10
                                        --------     --------
          TOTAL                         $    261     $    245
                                        ========     ========


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[OXY LOGO]


                              OCCIDENTAL PETROLEUM
                                    CORPORATE
                                  ($ millions)

                                                                  31-MAR-02           31-DEC-01
                                                                -------------       -------------
CAPITALIZATION

Oxy Long-Term Debt (including current maturities)               $       4,051       $       4,065

Gas Sales Obligation (current and non-current)                            249                 282

Trust Preferred Securities                                                461                 463

Others                                                                     26                  80
                                                                -------------       -------------

                     TOTAL DEBT                                 $       4,787       $       4,890
                                                                =============       =============


EQUITY                                                          $       5,579       $       5,634
                                                                =============       =============

Total Debt To Total Capitalization                                        46%                 46%
                                                                =============       =============


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[OXY LOGO]


Statements in this presentation that contain words such as "will" or "expect", or otherwise relate to the future, are forward-looking and involve risks and uncertainties that could significantly affect expected results. Factors that could cause results to differ materially include, but are not limited to: global commodity pricing fluctuations, and supply/demand considerations, for oil, gas and chemicals; higher-than-expected costs; and not successfully completing (or any material delay in) any expansion, capital expenditure, acquisition, or disposition. Occidental disclaims any obligation to update any forward-looking statements.

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       OCCIDENTAL PETROLEUM CORPORATION
                                                 (Registrant)



DATE:  April 24, 2002           Stephen I. Chazen
                                ------------------------------------------------
                                Stephen I. Chazen, Chief Financial Officer and
                                Executive Vice President - Corporate Development